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                                                                   Exhibit 21

                                FOREST OIL CORPORATION

                        List of Subsidiaries of the Registrant

    Name of Subsidiary                          Jurisdiction in Which Organized
  ------------------------                      -------------------------------
  Canadian Forest Oil, Ltd.                     Alberta